UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2010

GEOVAX LABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Lake Park Drive Suite 380 Smyrna, Georgia	30080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 384-7220

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2010, director Peter M. Tsolinas advised the board of directors that he will not stand for re-election at the next annual stockholders meeting and will resign his current director position after completion of the road show for the Company’s contemplated stock and warrants offering. Mr. Tsolinas is a member of the audit and compensation committees of the board of directors.

The reasons cited by Mr. Tsolinas for his resignation included health concerns, disagreement with a proposed listing of Company stock on the NYSE Amex Equities stock exchange, disagreement with the Board over its having allowed past stock sales under a Rule 10b5-1 plan by one director, and earlier plans, now abandoned, of two directors to sell stock in the contemplated offering. The health concerns Mr. Tsolinas cited included his age, 74, and advice of his physician.

The Company notes that the prior inclusion of two directors in the offering only permitted them to sell if and after the Company had sold $30 million of units in the offering, the same restriction that applies to Emory University’s ability to sell in the offering.

The Company thanks Mr. Tsolinas for his service on the board of directors, and recognizes his valued contributions to GeoVax over many years, both as a significant investor and as a member of the board. His wise counsel will be missed.

A copy of Mr. Tsolinas’ letter to the Company is attached as Exhibit 17.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
Exhibit 17	Written communication regarding resignation as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2010

GEOVAX LABS, INC.

By:	/s/ Robert T. McNally
Robert T. McNally President and Chief Executive Officer